UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

Cardio Vascular Medical Device Corp.
(Exact name of registrant as specified in its charter)

Delaware	00-52818	98-0534701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Plaza Real South, Suite 201S, Boca Raton, FL 33432
(Address of principal executive offices) (zip code)

(440) 759-7470
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Directors of Cardio Vascular Medical Devise Corp.  is referred to herein as “us”, “we” or “our”.

Item 5.01 Changes in Control.

Cardio Vascular Medical Device Corp.  (“us”, “we” or “our”) is filing this Form 8-K to report:

(i)	appointment of David Hostelley, our prior sole director and officer as our Chief Financial Officer;
(ii)	resignation of David Hostelley as our sole officer and Director;
(iii)	appointment of Thomas DiCicco as our President and Director;
(iv)	appointment of Michael DiCicco as our Vice-President and Director; and
(v)
 a change of voting control of  our  common stock pursuant to an agreement dated April 18, 2011 (the “Agreement”) wherein Thomas DiCicco used his own personal funds in the amount of $200,000 to acquire: (i) 93,750,000 of our restricted common shares from Olympus Capital LLC a company controlled by Steve Grivas; and (ii) 31,250,000 of our restricted common shares from Rada Advisors, Inc., a company controlled by Jeff Stein. At the time of the transaction we had 198,900,000 common shares outstanding and as such, the 125,000,000 shares purchased by Mr. DiCicco represent 62.8% of our then outstanding common shares.

A copy of the Stock Purchase Agreement is attached as Exhibit 10.7 hereto and incorporated by reference herein.

There are no arrangements, known to us including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change our in control.

We were not a shell company immediately before the change in control.

We intend to continue to engage in the pursuit and development of patented and non-patented technologies involving medical devices, and/or other devices or applications that involve, advanced imaging technology, signal processing, and image processing.

Item 5.02 Appointment of Certain Officers and Directors

On May 17, 2011, David Hostelley resigned from his position as our President and sole director and was appointed as our Chief Financial Officer. Contemporaneously therewith Thomas DiCicco became our president and director and Michael DiCicco became our vice president and director.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall serve until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position Held Since May 17, 2011
Thomas DiCicco	60	President, Director and CEO
Michael DiCicco	33	Vice-President and Director
David Hostelley	72	Chief Financial Officer

Thomas DiCicco
Mr. Thomas DiCicco has served as Chief Executive Officer of Infrared Sciences Corp. since the Company’s formation in September 1999. Prior to founding the Infrared Sciences (and again presently), he was a Founder and Vice President of Globecomm Systems Inc., a public satellite communications company [NASDAQ: GCOM]. Mr. DiCicco has over 41 years of experience in military and commercial electronics with over 33 years of experience specifically in the satellite telecommunications engineering field. From 1978 to 1994, Mr. DiCicco was responsible for the design and development of satellite communications earth terminals and products, while employed by Comtech Laboratories and then with Satellite Transmission Systems. During prior employment at Airborne Instruments Laboratory, from 1970 to 1978, Mr. DiCicco gained an extensive background in military electronic systems, including digital signal processing systems, IFF and microwave landing systems. Mr. DiCicco holds a Bachelor of Science in Electrical Engineering from Hofstra University and is a US Patent holder.  We believe that Mr. DiCicco’s experience in electrical engineering will bring valuable experience to the development of our technologies and planned products.

Michael DiCicco
Mr. Michael DiCicco has been a Marketing Consultant since November, 2009. Mr. DiCicco has over 15 years of experience in finance and medical marketing with over 7 years of experience specifically in the medical and Internet marketing fields. Mr. DiCicco served as Chief Marketing Officer of TodayMD, an online medical marketing firm in Miami, FL from 2005 until 2009.  Prior to his Internet marketing experience, from 1998 until to 2005 he served as Vice President of Investments with J. P. Turner & Co., and as a Money Manager and Financial Advisor of a few boutique investment firms.  Mr. DiCicco holds a Bachelor of Science in Management from Florida Atlantic University.
We believe that Mr. DiCicco’s experience in the medical marketing will serve to enhance our future marketing programs of our planned products.

David Hostelley
Dr. Hostelley is a CPA in the state of Ohio. In 1984, he earned his Ph.D. in management while a lecturer in the MBA Programof Baldwin-Wallace College. He currently lectures in Accounting and Management for Walsh University, North Canton, Ohio.

For the past eight years to the present he has served as CEO/CFO and board member of publicly traded companies, some of which are:

EXEG.OB / eXegenics, Inc.
MLTI.OB / Multi-Tech International, Inc.
EARI.PK / Entertainment Arts Research, Inc.
QEBR.OB / Virtual Medical International, Inc.
CVSL.OB / Cardio Vascular Medical Device, Inc.
OGTX.OB / Organetix, Inc.
DSDN.PK / DSI Direct Sales, Inc.
WLSI.PK / Wellstar International, Inc.
SCAL.PK / Stem Cell Authority, Inc.
FTRN.PK / First American Railways, Inc.

Dr. Hostelley spent 20 years as a consultant in the Health field.  He has structured numerous acquisitions in the fields of printing, oil and gas development, private schools, insurance agencies, hotels, manufacturing, debit card issuance, health products and health clubs and service entities. He has formed Not-For-Profit entities and serves on the board of trustees.

In his capacity of trainer in the field of Project Management, Dr. Hostelley has taught the executives of: Ford Motor Company, Westinghouse, National Fuel Gas, General Electric, Stromberg-Carlson, Doehler-Jarvis, Marvin Windows, Progressive Insurance, EDI Engineering, Sun Exploration, Tennessee Valley Authority, SPX Corporation, The Venezuelan Oil Ministry, Ford Museum in Greenfield Village, and numerous other companies. He has lectured in South Africa, Venezuela, Canada, and the United States.

He currently serves on the Executive Committee of the Cleveland Chapter of the Muscular Dystrophy Association. He is active in his Church.

We believe that Mr. Hostelley’s knowledge of our existing patent which we have held since our inception will benefit us in our attempting to pursue development of our patented  maneuverable-coiled guidewire which was approved and granted by the United States Patent and Trademark Office on November 28, 2006, and was assigned the United States Patent No. 7,141,024.

Family Relationships and Other Matters

Our President, Thomas DiCicco, is the father of Michael DiCicco, our vice president.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance and Board Committees

Our Board of Directors has not established an audit, executive or director compensation committee, nominating or governance committees as standing committees or other board committee performing equivalent functions. Our Board of Directors does not have an executive committee or committees performing similar functions. The three members of our Board of Directors will participate in discussions concerning the matters that are performed by these committees.

No Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Board of Directors has determined that no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that our Board of Directors has chosen to use for the purposes of the determining independence, as the OTCBB does not provide such a definition. Therefore, none of our current Board members are independent.

Other Directorships

None of our directors are officers and directors of other Securities and Exchange Commission reporting companies.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business; accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Code of Ethics

We have not yet adopted a Code of Ethics. We plan to adopt a Code of Ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.7	Common Stock Purchase Agreement between Rada Advisors, Inc., Olympus Capital Group, LLC and Thomas DiCicco dated April 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardio Vascular Medical Devices Corp.

Dated: May 17, 2011	By:	/s/ Thomas DiCicco
Thomas DiCicco
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.7	Common Stock Purchase Agreement between Rada Advisors, Inc., Olympus Capital Group, LLC and Thomas DiCicco dated April 11, 2011.